Exhibit 99.1

APi Group Reports Third Quarter and Nine Month 2021 Financial Results

-Net revenues increased on an organic basis by 13% in the third quarter, excluding Industrial Services-

-Reported and adjusted gross margin expansion of 90 and 34 basis points, respectively, for the third quarter-

-Acquisition of Chubb fire and security business on track to close around year-end 2021-

New Brighton, Minnesota – November 10, 2021 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three and nine months ended September 30, 2021.

Third Quarter 2021 Highlights:

•
Reported net revenues increased by 9.3% or $89 million to $1.0 billion compared to $958 million in the prior year period, driven by strong growth in Safety and Specialty Services and revenue from acquisitions completed in the prior twelve months in Safety Services, partially offset by the anticipated decline in Industrial Services
•
Adjusted net revenues increased by 9.9% or $94 million to $1.0 billion, compared to $953 million in the prior year period, driven by strong growth in Safety and Specialty Services, partially offset by the anticipated decline in Industrial Services
•
Net revenues increased on an organic basis by 13.4% compared to the prior year period, excluding Industrial Services
•
Reported gross margin was 24.1%, representing a 90 basis point increase compared to prior year period gross margin of 23.2%, driven by a decrease in amortization expense, outsized growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, partially offset by expected supply chain disruptions and modest inflation causing downward pressure on margins
•
Adjusted gross margin was 24.3%, representing a 34 basis point increase compared to prior year period adjusted gross margin of 23.9%, driven by outsized growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, partially offset by expected supply chain disruptions and modest inflation causing downward pressure on margins
•
Reported net income was $19 million, representing a decline of $8 million from prior year period net income of $27 million. Reported net income was $0.08 per diluted share
•
Adjusted net income was $72 million and adjusted diluted EPS was $0.35, representing a $0.01 decline from prior year period primarily due to the increased number of shares to 210 million from 178 million in the prior year period
•
Reported EBITDA was $96 million, a decline of $24 million from prior year period EBITDA of $120 million primarily due to an increase in acquisition related expenses, costs related to business process transformation and a favorable adjustment related to impairment expense that was recorded in the prior year period, partially offset by an improved mix of inspection and service revenue
•
Adjusted EBITDA was $125 million with an adjusted EBITDA margin of 11.9%, relatively consistent with prior year period adjusted EBITDA margin of 12.1%, driven by outsized growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, more than offset by expected supply chain disruptions and modest inflation causing downward pressure on margins and less contribution from joint ventures in Specialty Services than the prior year period

Nine Months 2021 Highlights:

•
Reported net revenues increased by 4.5% or $123 million to $2.8 billion compared to $2.7 billion in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services and revenue from acquisitions completed in the prior twelve months in Safety Services, partially offset by the divestiture of two businesses in Industrial Services and the delay and suspension of certain projects in Industrial Services
•
Adjusted net revenues increased by 7.9% or $206 million to $2.8 billion, compared to $2.6 billion in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services, partially offset by the delay and suspension of certain projects in Industrial Services
•
Net revenues increased on an organic basis by 12.0% compared to the prior year period, excluding Industrial Services
•
Reported gross margin was 23.5%, representing a 289 basis point increase compared to prior year period gross margin of 20.6%, driven by a decrease in amortization expense, outsized growth in the higher margin Safety Services segment, improved mix of inspection and service revenue and the divestiture of two businesses in Industrial Services, partially offset by expected supply chain disruptions and modest inflation causing downward pressure on margins
•
Adjusted gross margin was 23.7%, representing a 50 basis point increase compared to prior year period adjusted gross margin of 23.2%, driven by outsized growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, partially offset by expected supply chain disruptions and modest inflation causing downward pressure on margins
•
Reported net income was $32 million, representing a $163 million increase from prior year period net loss of $131 million, primarily due to the impairment charge of $197 million recorded in the prior year period. Reported net income was $0.14 per diluted share
•
Adjusted net income was $152 million and adjusted diluted EPS was $0.74, representing a $0.05 decline from prior year period primarily due to the increased number of shares to 205 million from 176 million in the prior year period
•
Reported EBITDA was $243 million, a $172 million increase from prior year period EBITDA of $71 million, primarily due to the impairment charge of $197 recorded in the prior year period and an improved mix of inspection and service revenue, partially offset by an increase in acquisition related expenses and costs related to business process transformation
•
Adjusted EBITDA was $292 million with an adjusted EBITDA margin of 10.3%, representing a 28 basis point decline compared to prior year period adjusted EBITDA margin of 10.6%, driven by outsized growth in the higher margin Safety Services segment and an improved mix of inspection and service revenue, more than offset by expected supply chain disruptions and modest inflation causing downward pressure on margins and less contribution from joint ventures in Specialty Services than the prior year period

Russ Becker, APi’s President and Chief Executive Officer stated: “I am pleased with our continued ability to execute this year and in the third quarter. Net revenues increased on an organic basis by 13.4% in the third quarter compared to the prior year period, excluding Industrial Services, led by strong growth in our core Safety and Specialty Services segments. While supply chain disruptions and modest inflation caused some downward pressure on margins as expected, our proactive approach to mitigating the impact through measures such as pricing, combined with our disciplined approach to project and customer selection and the strength of our recurring revenue, services-focused business model yielded results.

As we look to the future, we believe the company is well-positioned to achieve our long-term goals. Our backlog is at an all-time high and we have seen increases across all three of our segments relative to prior year levels. Backlog is up more than 20% for our Safety and Specialty Services segments. We continue to see strong demand across our key end markets such as data centers, fulfillment and distribution centers, healthcare and high-tech.

We remain focused on achieving continued success within our existing core businesses and are also spending a considerable amount of time planning for the opportunities 2022 and beyond will bring. Since announcing the acquisition of the Chubb fire and security business on July 27th, which remains on track to close around year-end, the level of excitement from our international customers and our teams about the long-term opportunities the combined platform will bring has continued to validate our belief in the combination. We intend to leverage the best practices of both organizations across all aspects of the business and look forward to creating an environment in which the combined 26,000 team members can continue to grow and flourish.”

APi Co-Chair James E. Lillie added: “We believe that the Company is operating well in this environment despite situational supply chain disruptions and sporadic inflationary cost pressure on materials. Our cost focused culture continues to concentrate on minimizing the effects of these disruptions while delivering desired outcomes for our diversified customer base. We believe these disruptions may continue into next year but the short-term nature and small average size of less than $100,000 of our projects are competitive advantages which allow us to stay focused on real-time pricing and operational efficiency to ensure true costs are reflected in projects we take on.

It is very gratifying to see strong underlying demand for our services as reflected in our organic revenue growth in our core business segments and the elevated year-over-year backlog across our segments. We believe this has given us healthy momentum in the third quarter and provides us continued momentum as we move into the fourth quarter and plan for 2022 and the acquisition and integration of the Chubb fire and security business.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, November 10, 2021. Participants on the call will include Russ Becker, President and Chief Executive Officer; Kevin Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 877-876-9173 or 785-424-1667 and provide Conference ID 8464719. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3470149/364668B15CBB5E2E951B2CEBECD607EF

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-938-0997 or 402-220-1541 or via the webcast link above.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations in North America and Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies; (ii) the impact of the Company’s backlog and continued demand on future results; (iii) the expected benefits of the acquisition of the Chubb fire and security business, including the global expansion of the Company’s business, the long-term opportunities for and anticipated synergies of the combined platform, and the anticipated timing for closing of the acquisition; (iv) the Company’s ability to successfully manage supply chain disruptions and inflationary cost pressures through its cost focused culture and business strategies; and (v) the impacts of the COVID-19 pandemic on the future operating and financial performance of the Company and its customers, the Company’s plans and strategies to adapt and respond to the pandemic and the expected impact of those plans and strategies. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the inability of the Company to successfully or timely consummate the acquisition of the Chubb fire and security business; (iii) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (vi) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that adjusted net revenues, adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations. The Company no longer adjusts gross profit, selling, general, and administrative expense and net income for depreciation remeasurements associated with acquisitions. The prior comparative periods have been recast to reflect the updated presentation.

•

Adjusted net revenues is defined as net revenues excluding the impact and results of businesses classified as assets held-for-sale and businesses divested. The Company’s management believes that this measure is useful as a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of businesses classified as assets held-for-sale and businesses divested, which more meaningfully reflects the Company’s core ongoing operations and performance. The Company uses adjusted net revenues to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.

•

The Company also presents organic changes in net revenues on a consolidated basis, segment specific basis, or on a consolidated basis excluding certain segments, to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures). The remainder is divided by the prior year net revenues, excluding the impacts of material acquisitions and completed divestitures. This press release also includes net revenues excluding Industrial Services on an organic basis in order to provide a more complete understanding for investors of the financial results of our two most significant segments for which organic growth is a key metric.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by adjusted net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted net revenues and adjusted EBITDA guidance to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues	$1,047	$958	$2,828	$2,705
Cost of revenues	795	736	2,163	2,147
Gross profit	252	222	665	558
Selling, general and administrative expenses	211	171	579	506
Impairment of goodwill and intangible assets	-	(11)	-	197
Operating income (loss)	41	62	86	(145)
Interest expense, net	14	13	43	41
Loss on extinguishment of debt	-	-	9	-
Investment income and other, net	(3)	(6)	(12)	(20)
Other expense, net	11	7	40	21
Income (loss) before income taxes	30	55	46	(166)
Income tax provision (benefit)	11	28	14	(35)
Net income (loss)	$19	$27	$32	$(131)
Net income (loss) per common share
Basic	$0.08	$0.14	$0.14	$(0.77)
Diluted	0.08	0.13	0.14	(0.77)
Weighted average shares outstanding
Basic	205	169	199	170
Diluted	209	182	205	170

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,128	$515
Accounts receivable, net	723	639
Inventories	71	64
Contract assets	224	142
Prepaid expenses and other current assets	93	77
Total current assets	2,239	1,437
Property and equipment, net	337	355
Operating lease right of use assets	102	107
Goodwill	1,099	1,082
Intangible assets, net	897	965
Deferred tax assets	86	89
Other assets	23	30
Total assets	$4,783	$4,065
Liabilities and Shareholders' Equity
Current liabilities:
Short-term and current portion of long-term debt	$1	$18
Accounts payable	205	150
Accrued liabilities	320	356
Deferred consideration	-	67
Contract liabilities	238	219
Operating and finance leases	28	31
Total current liabilities	792	841
Long-term debt, less current portion	1,469	1,397
Deferred tax liabilities	45	45
Operating and finance leases	79	96
Other noncurrent liabilities	101	128
Total liabilities	2,486	2,507
Total shareholders' equity	2,297	1,558
Total liabilities and shareholders' equity	$4,783	$4,065

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$32	$(131)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	154	196
Impairment of goodwill and intangible assets	-	197
Deferred taxes	(1)	(49)
Share-based compensation expense	8	4
Profit-sharing expense	11	6
Non-cash lease expense	24	22
Loss on extinguishment of debt	9	-
Other, net	5	3
Changes in operating assets and liabilities, net of effects of business acquisitions	(174)	81
Net cash provided by operating activities	68	329
Cash flows from investing activities:
Acquisitions, net of cash acquired	(51)	(6)
Purchases of property and equipment	(43)	(24)
Proceeds from disposals of property, equipment and held for sale assets and businesses	13	13
Net cash used in investing activities	(81)	(17)
Cash flows from financing activities:
Proceeds from long-term borrowings	350	2
Payments on long-term borrowings	(320)	(16)
Payments of debt issuance costs	(4)	-
Proceeds from share issuance and warrant exercises	676	3
Payments of acquisition-related consideration	(72)	(90)
Restricted shares tendered for taxes	(1)	-
Net cash provided by (used in) financing activities	629	(101)
Effect of foreign currency exchange rate on cash and cash equivalents	(1)	-
Net increase in cash and cash equivalents	615	211
Cash, cash equivalents, and restricted cash, beginning of period	515	256
Cash, cash equivalents, and restricted cash, end of period	$1,130	$467

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Net revenues and adjusted net revenues (non-GAAP)
Organic change in net revenues (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted net revenues

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Net revenues (as reported)		$1,047	$958	$2,828	$2,705
Adjustments to reconcile net revenues to adjusted net revenues:
Divested businesses	(a)	-	(5)	-	(83)
Adjusted net revenues		$1,047	$953	$2,828	$2,622

Organic change in net revenues

For the Three Months Ended September 30, 2021
Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (b)	translation (c)	net revenues (d)
Safety Services	31.9%	7.6%	1.5%	22.8%
Specialty Services	9.0%	-	-	9.0%
Industrial Services	(34.8) %	(2.2) %	0.7%	(33.3) %
Consolidated	9.3%	2.7%	0.7%	5.9%

Consolidated, excluding Industrial Services	18.0%	3.8%	0.8%	13.4%

For the Nine Months Ended September 30, 2021
Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (b)	translation (c)	net revenues (d)
Safety Services	26.0%	9.5%	1.0%	15.5%
Specialty Services	11.7%	-	-	11.7%
Industrial Services	(58.1) %	(9.0) %	0.5%	(49.6) %
Consolidated	4.5%	1.0%	0.5%	3.0%

Consolidated, excluding Industrial Services	17.7%	5.2%	0.5%	12.0%

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)
Adjustments to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of September 30, 2021.
(c)
Represents the effect of foreign currency on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).
(d)
Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted gross profit

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Gross profit (as reported)		$252	$222	$665	$558
Adjustments to reconcile gross profit to adjusted gross profit:
Divested businesses	(a)	-	-	-	(1)
Backlog amortization	(b)	2	6	5	51
Adjusted gross profit		$254	$228	$670	$608

Adjusted net revenues	(c)	$1,047	$953	$2,828	$2,622
Adjusted gross margin		24.3%	23.9%	23.7%	23.2%

Adjusted SG&A

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Selling, general and administrative expenses ("SG&A") (as reported)		$211	$171	$579	$506
Adjustments to reconcile SG&A to adjusted SG&A:
Divested businesses	(a)	-	-	(1)	(2)
Contingent consideration and compensation	(d)	1	(3)	5	-
Amortization of intangible assets	(e)	(30)	(25)	(90)	(83)
Business process transformation costs	(f)	(11)	(3)	(25)	(7)
Corporate executive reorganization	(g)	(6)	-	(6)	-
Public company registration, listing and compliance	(h)	-	-	-	(5)
Acquisition expenses	(i)	(13)	(2)	(16)	(2)
COVID-19 severance costs at Canadian subsidiaries	(j)	-	-	-	(1)
Adjusted SG&A expenses		$152	$138	$446	$406

Adjusted net revenues	(c)	$1,047	$953	$2,828	$2,622
Adjusted SG&A as a percentage of adjusted net revenues		14.5%	14.5%	15.8%	15.5%

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)
Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.
(d)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(e)
Adjustment to reflect the addback of amortization expense.
(f)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(g)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs related to corporate leadership changes.
(h)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(i)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(j)
Adjustment to reflect the elimination of severance costs in Canada related to COVID-19.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Net income (loss) (as reported)		$19	$27	$32	$(131)
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net		14	13	43	41
Income tax provision (benefit)		11	28	14	(35)
Depreciation and amortization		52	52	154	196
EBITDA		$96	$120	$243	$71
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a)	-	-	(1)	6
Contingent consideration and compensation	(b)	(1)	3	(5)	-
Impairment of goodwill and intangible assets	(c)	-	(10)	-	193
Business process transformation costs	(d)	11	3	25	7
Corporate executive reorganization	(e)	6	-	6	-
Public company registration, listing and compliance	(f)	-	-	-	5
Acquisition expenses	(g)	13	2	17	2
COVID-19 relief at Canadian subsidiaries, net	(h)	-	(3)	(2)	(6)
Loss on extinguishment of debt	(i)	-	-	9	-
Adjusted EBITDA		$125	$115	$292	$278

Adjusted net revenues	(j)	$1,047	$953	$2,828	$2,622
Adjusted EBITDA as a percentage of adjusted net revenues		11.9%	12.1%	10.3%	10.6%

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(d)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs related to corporate leadership changes.
(f)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(i)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(j)
Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Income (loss) before income tax provision (as reported)		$30	$55	$46	$(166)
Adjustments to reconcile income (loss) before income tax provision to adjusted income before income tax provision:
Divested businesses	(a)	-	-	(1)	6
Amortization of intangible assets	(b)	32	31	95	134
Contingent consideration and compensation	(c)	(1)	3	(5)	-
Impairment of goodwill and intangible assets	(d)	-	(10)	-	193
Business process transformation costs	(e)	11	3	25	7
Corporate executive reorganization	(f)	6	-	6	-
Public company registration, listing and compliance	(g)	-	-	-	5
Acquisition expenses	(h)	13	2	17	2
COVID-19 relief at Canadian subsidiaries, net	(i)	-	(3)	(2)	(6)
Loss on extinguishment of debt	(j)	-	-	9	-
Adjusted income before income tax provision (benefit)		$91	$81	$190	$175

Income tax provision (benefit) (as reported)		$11	$28	$14	$(35)
Adjustments to reconcile income tax provision (benefit) to adjusted income tax provision:
Income tax provision adjustment	(k)	8	(12)	24	70
Adjusted income tax provision		$19	$16	$38	$35

Adjusted income before income tax provision		$91	$81	$190	$175
Adjusted income tax provision		19	16	38	35
Adjusted net income		$72	$65	$152	$140

Diluted weighted average shares outstanding (as reported)		209	182	205	170
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(l)	-	-	-	2
Dilutive impact of Series A Preferred Shares	(m)	1	(4)	-	4
Adjusted diluted weighted average shares outstanding		210	178	205	176

Adjusted diluted EPS		$0.35	$0.36	$0.74	$0.79

Notes:

(a)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)
Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(c)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(d)
Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(e)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs related to corporate leadership changes.
(g)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(h)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(i)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(j)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(k)
Adjustment to reflect an adjusted effective cash tax rate of 20% for the nine months ended September 30, 2021 and 20% for the three and nine months ended September 30, 2020 (taking into consideration the tax benefits associated with the realization of accelerated depreciation attributable to the approximately $350 million tax asset acquired with the APi Acquisition) applied to resulting adjusted pre-tax income inclusive of the adjustments shown above. The adjustment for the three months ended September 30, 2021 is the amount required to adjust the nine-month period to 20%.
(l)
Adjustment to add the dilutive impact of options, RSUs, and warrants which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(m)
Adjustment for the three and nine months ended September 30, 2021 and 2020 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Preferred Shares. Adjustment for the three and nine months ended September 30, 2021 is offset by the elimination of 4 million and 3 million shares, respectively, to reflect the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of September 30, 2021. Adjustment for the three months ended September 30, 2020 is offset by the elimination of 8 million shares reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of September 30, 2020.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)
		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021 (a)	2020 (a)	2021 (a)	2020 (a)
Safety Services
Adjusted net revenues		$533	$404	$1,511	$1,199
Adjusted gross profit		169	132	479	379
Adjusted EBITDA		76	65	214	165

Adjusted gross margin		31.7%	32.7%	31.7%	31.6%
Adjusted EBITDA as a percentage of adjusted net revenues		14.3%	16.1%	14.2%	13.8%

Specialty Services
Adjusted net revenues		$436	$400	$1,172	$1,049
Adjusted gross profit		74	71	180	165
Adjusted EBITDA		54	57	124	126

Adjusted gross margin		17.0%	17.8%	15.4%	15.7%
Adjusted EBITDA as a percentage of adjusted net revenues		12.4%	14.3%	10.6%	12.0%

Industrial Services
Adjusted net revenues		$103	$153	$196	$385
Adjusted gross profit		11	25	11	64
Adjusted EBITDA		9	22	5	53

Adjusted gross margin		10.7%	16.3%	5.6%	16.6%
Adjusted EBITDA as a percentage of adjusted net revenues		8.7%	14.4%	2.6%	13.8%

Total adjusted net revenues before corporate and eliminations	(b)	$1,072	$957	$2,879	$2,633
Total adjusted EBITDA before corporate and eliminations	(b)	139	144	343	344
Adjusted EBITDA as a percentage of adjusted net revenues before corporate and eliminations	(b)	13.0%	15.0%	11.9%	13.1%

Corporate and Eliminations
Adjusted net revenues		$(25)	$(4)	$(51)	$(11)
Adjusted EBITDA		(14)	(29)	(51)	(66)

Total Consolidated
Adjusted net revenues		$1,047	$953	$2,828	$2,622
Adjusted gross profit		254	228	670	608
Adjusted EBITDA		125	115	292	278

Adjusted gross margin		24.3%	23.9%	23.7%	23.2%
Adjusted EBITDA as a percentage of adjusted net revenues		11.9%	12.1%	10.3%	10.6%

Notes:

(a)
Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Safety Services
Safety Services EBITDA		$75	$17	$213	$84
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	2	2	4
Impairment of goodwill and intangible assets	(b)	-	49	-	83
Business process transformation	(e)	-	-	1	-
COVID-19 relief at Canadian subsidiaries, net	(c)	-	(3)	(2)	(6)
Safety Services adjusted EBITDA		$76	$65	$214	$165
Specialty Services
Specialty Services EBITDA		$56	$126	$131	$80
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	(2)	(1)	(7)	(6)
Impairment of goodwill and intangible assets	(b)	-	(68)	-	52
Specialty Services adjusted EBITDA		$54	$57	$124	$126
Industrial Services
Industrial Services EBITDA		$9	$13	$6	$(11)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(d)	-	(1)	(1)	5
Contingent consideration and compensation	(a)	-	1	-	1
Impairment of goodwill and intangible assets	(b)	-	9	-	58
Industrial Services adjusted EBITDA		$9	$22	$5	$53
Corporate and Eliminations
Corporate and Eliminations EBITDA		$(44)	$(36)	$(107)	$(82)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation	(e)	11	3	24	7
Divested businesses	(d)	-	1	-	1
Contingent consideration and compensation	(a)	-	1	-	1
Public company registration, listing and compliance	(f)	-	-	-	5
Acquisition expenses	(g)	13	2	17	2
Loss on extinguishment of debt	(h)	-	-	9	-
Corporate executive reorganization	(i)	6		6
Corporate and Eliminations adjusted EBITDA		$(14)	$(29)	$(51)	$(66)

Notes:

(a)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(c)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(d)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(e)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(i)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs related to corporate leadership changes.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended September 30, 2021				For the Three Months Ended September 30, 2020
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$533	$-		$533	$404	$-		$404
Cost of revenues	364			364	292	(20)	(a)	272
Gross profit	$169	$-		$169	$112	$20		$132
Gross margin	31.7%			31.7%	27.7%			32.7%

Specialty Services
Net revenues	$436	$-		$436	$400	$-		$400
Cost of revenues	364	(2)	(a)	362	323	6	(a)	329
Gross profit	$72	$2		$74	$77	$(6)		$71
Gross margin	16.5%			17.0%	19.3%			17.8%

Industrial Services
Net revenues	$103	$-		$103	$158	$(5)	(b)	$153
Cost of revenues	92			92	125	(5)	(b)	128
						8	(a)
Gross profit	$11	$-		$11	$33	$(8)		$25
Gross margin	10.7%			10.7%	20.9%			16.3%

Corporate and Eliminations
Net revenues	$(25)	$-		$(25)	$(4)	$-		$(4)
Cost of revenues	(25)	-		(25)	(4)	-		(4)

Total Consolidated
Net revenues	$1,047	$-		$1,047	$958	$(5)	(b)	$953
Cost of revenues	795	(2)	(a)	793	736	(5)	(b)	725
						(6)	(a)
Gross profit	$252	$2		$254	$222	$6		$228
Gross margin	24.1%			24.3%	23.2%			23.9%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Nine Months Ended September 30, 2021				For Nine Months Ended September 30, 2020
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,511	$-		$1,511	$1,199	$-		$1,199
Cost of revenues	1,033	(1)	(a)	1,032	861	(41)	(a)	820
Gross profit	$478	$1		$479	$338	$41		$379
Gross margin	31.6%			31.7%	28.2%			31.6%

Specialty Services
Net revenues	$1,172	$-		$1,172	$1,049	$-		$1,049
Cost of revenues	996	(4)	(a)	992	894	(10)	(a)	884
Gross profit	$176	$4		$180	$155	$10		$165
Gross margin	15.0%			15.4%	14.8%			15.7%

Industrial Services
Net revenues	$196	$-		$196	$468	$(83)	(b)	$385
Cost of revenues	185			185	403	(82)	(b)	321
Gross profit	$11	$-		$11	$65	$(1)		$64
Gross margin	5.6%			5.6%	13.9%			16.6%

Corporate and Eliminations
Net revenues	$(51)	$-		$(51)	$(11)	$-		$(11)
Cost of revenues	(51)	-		(51)	(11)	-		(11)

Total Consolidated
Net revenues	$2,828	$-		$2,828	$2,705	$(83)	(b)	$2,622
Cost of revenues	2,163	(5)	(a)	2,158	2,147	(82)	(b)	2,014
						(51)	(a)
Gross profit	$665	$5		$670	$558	$50		$608
Gross margin	23.5%			23.7%	20.6%			23.2%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Nine Months Ended September 30,
		2021	2020
Net cash provided by operating activities (as reported)		$68	$329
Less: Purchases of property and equipment		(43)	(24)
Free cash flow		$25	$305
Add (deduct): Cash payments (sources) related to following items:
Divested businesses	(a)	-	(4)
Contingent consideration and compensation	(b)	19	18
Business process transformation costs	(c)	25	7
Public company registration, listing and compliance	(d)	-	5
Acquisition expenses	(e)	17	2
COVID-19 relief at Canadian subsidiaries, net	(f)	(2)	(6)
Payroll tax deferral	(g)	-	(26)
Adjusted free cash flow		$84	$301

Adjusted EBITDA	(h)	$292	$278
Adjusted free cash flow conversion		28.8%	108.3%

Notes:

(a)
Adjustment to reflect the elimination of operating cash and purchases of property and equipment related to businesses divested and classified as held-for-sale.
(b)
Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of operating cash used for non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(d)
Adjustment to reflect the elimination of operating cash used for public company registration, listing and compliance costs.
(e)
Adjustment to reflect the elimination of potential and completed acquisition-related costs.
(f)
Adjustment to reflect the elimination of cash received in Canada for COVID-19 relief, net of severance costs paid, not expected to continue or recur.
(g)
Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid, Relief and Economic Security (CARES) Act. During the first quarter of 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was passed, allowing the Company to defer the payment of the employer’s share of Social Security taxes until December 2021 and December 2022.
(h)
Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.